UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2021

RESOLUTE FOREST PRODUCTS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33776	98-0526415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Resolute Forest Products Inc.
111 Robert-Bourassa Boulevard, Suite 5000
Montreal, Quebec, Canada H3C 2M1
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (514) 875-2160

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RFP	New York Stock Exchange
Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On February 2, 2021, Resolute Forest Products Inc. (the “Company”) closed its previously announced private offering (the “Offering”) of $300 million aggregate principal amount of 4.875% Senior Notes due 2026 (the “Notes”). The Notes were issued pursuant to an Indenture, dated as of February 2, 2021 (the “Indenture”), among the Company, the guarantors party thereto, and Wells Fargo, National Association, as trustee.

The Company is using the net proceeds of the Offering, together with additional cash, to satisfy and discharge the Company’s 5.875% Senior Notes due 2023 (the “2023 Notes”) and the indenture and notes related thereto, as described in Item 8.01 below.

The Notes mature on March 1, 2026, unless earlier redeemed or repurchased. No sinking fund is provided for the Notes. Cash interest on the Notes will accrue from February 2, 2021 and is payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2021, at a rate of 4.875% per year.

The Notes are fully and unconditionally guaranteed on an unsecured basis, jointly and severally, by all of the Company’s current and, subject to certain conditions, future material wholly owned U.S. subsidiaries.

On or after March 1, 2023, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon giving not less than 15 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture. In addition, prior to March 1, 2023, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, upon giving not less than 15 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus a “make-whole” premium and accrued and unpaid interest. Notwithstanding the foregoing, at any time and from time to time prior to March 1, 2023, the Company may redeem up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) using the net cash proceeds of one or more equity offerings at a redemption price equal to 104.875%, plus accrued and unpaid interest, so long as at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional notes) remains outstanding after each such redemption.

The Indenture contains covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: (i) incur additional indebtedness or issue certain preferred shares; (ii) make dividend payments on or make other distributions in respect of their capital stock or make other restricted payments; (iii) make certain investments; (iv) sell certain assets; (v) create liens on assets; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of their assets; and (vii) enter into certain transactions with their affiliates. These covenants are subject to a number of important limitations and exceptions. Additionally, upon the occurrence of specified change of control triggering events, the Company shall be required to offer to repurchase the Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture sets forth certain events of default after which the Notes may be declared immediately due and payable and sets forth certain types of bankruptcy or insolvency events of default involving the Company and any of its significant restricted subsidiaries or any group of restricted subsidiaries that, taken together, would constitute a significant restricted subsidiary after which the Notes become automatically due and payable.

The Notes were offered and sold to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A and outside the United States pursuant to Regulation S under the Securities Act.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the form of Note attached thereto, which will be filed with the next periodic report of the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2020, Hugues Dorban, vice president and chief accounting officer of the Company notified the Company of his intent to resign as vice president and chief accounting officer of the Company, effective March 15, 2021, in order to pursue a new opportunity. Mr. Dorban’s resignation is not the result of any disagreement with the Company regarding its operations, policies or practices.

Item 8.01	Other Events.

On February 2, 2021, the Company issued a press release announcing the closing of the Offering. A copy of the press release announcing the closing of the Offering is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

In connection with the redemption of all $375 million aggregate principal amount of the Company’s 2023 Notes (the “Redemption”), the Company has placed the net proceeds of the closing of the Offering, together with cash on hand, into trust for the benefit of the holders of the 2023 Notes and has satisfied and discharged the indenture and notes relating to the 2023 Notes. The Redemption is scheduled to occur on February 18, 2021.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release dated February 2, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTE FOREST PRODUCTS INC.

By:	/s/ Jacques P. Vachon
Name:	Jacques P. Vachon
Title:	Senior Vice President and Chief Legal Officer

Dated: February 2, 2021